Exhibit 99.2

Q1 2019 Earnings Call April 26, 2019

Industry Data and Forward-Looking Statements Disclaimer

- Broadwind obtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks and uncertainties and are subject to change based on various factors beyond our control.
- Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) our production, sales, collections, customer deposits and revenues generated by new customer orders and the resulting cash flows; (v) the sufficiency of our liquidity and alternate sources of funding, if necessary; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) the economy and the potential impact it may have on our business, including our customers; (ix) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xi) the effects of the change of administrations in the U.S. federal government; (xii) our ability to successfully integrate and operate the business of Red Wolf Company, LLC and to identify, negotiate and execute future acquisitions; and (xiii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; and (xiv) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.
- This presentation contains non-GAAP financial information. We believe that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. We believe that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Please see our earnings release dated April 26, 2019 for a reconciliation of certain non-GAAP measures presented in this presentation.

Broadwind ENERGY 2

Q1 2019 Highlights ▪ Q1 Revenues up 39% YoY. All segments up YoY and in - line with guidance ▪ Strong Gearing Performance, $1.4M of operating income, 20% EBITDA margin ▪ Adj. EBITDA at $1.7M, up $3.3M YoY ▪ Tower order book building despite steel tariffs – trade case adding duties to Chinese and Vietnamese imports extended to 2023 ▪ 2019 Outlook confirmed – >30% revenue recovery 3

Orders and Backlog ($ Millions) Orders ▪ Tower orders impacted by steel price spike, activity levels improving ▪ Increased strategic focus on heavy fabrications for mining, construction, other ▪ Gearing orders down YoY due to Q1 ‘18 spike from O&G customers ▪ Process Systems: New Gas Turbine content orders strengthened Backlog $81M Q1 18 Q1 19 YTD 2019 Book:Bill Towers & Heavy Fabrications $9.8 $12.5 .44 Gearing 15.4 7.1 .71 Process Systems 3.0 4.4 1.31 Total 28.1 24.0 .58 4 Towers and Heavy Fabrications Gears Process Systems

Diversification of BWEN Customer Base 5 1. Reduce reliance on wind tower demand 2. Leverage core competencies and process capabilities 3. Grow existing customer relationships 4. Expand within existing/new end markets and products $40M target YTD Orders $40M target $40M Target Strategic Focus: Customer and Product Expansion T12M Revenue by Industry (in M’s) Wind O&G Mining Industrial Steel Construction

Market Outlook – US Wind Source : MAKE Global Wind Market Outlook Update – Q1 2019 Forecast 6 ▪ 2018 installations: >3,100 turbines, concentrated in Midwest, Plains states and Northeastern US ▪ Current development pipeline at a record high of > 39 GW, supports strength in 2019 - 21 ▪ Commercial and industrial purchases reached a record in 2018 – cheap power and sustainability targets important for corporate buyers GW Installations 0 2 4 6 8 10 12 14 '15 '16 '17 '18 '19e '20e '21e '22e Non - utility wind power purchases Forecast Source : AWEA

Other Customers/Markets April 26, 2019 7 Mining Oil and Gas Steel Other Industrial • Strong demand from both gearing and heavy fab customers; adding products • Gearing: short - term pause but 2H looks stronger • Process Systems: Gas turbines recovering • Strong capital spending • Expanding customer base for gearing

2019 Priorities 8 ▪ Continue focus on customer diversification - $60M order target ▪ Systems investments to support changing sales mix ▪ Continuous improvement to offset margin compression ▪ Adjust steel procurement strategy to support strong 2019 production ▪ Reduce average cash conversion cycle by ~20%

Towers and Heavy Fabrications Q1 2018 Q1 2019 Orders ($M) $9.8 $12.5 Sections Sold (#) 143 188 Revenue ($M) 18.2 28.3 Operating Inc/(Loss) ($M) (2.1) (.2) - % of Sales (11.5%) (.8%) EBITDA* ($M) (.5) 1.1 - % of Sales (2.6%) 3.7% Q1 Results ▪ M ining and industrial demand continues to be strong, Tower quoting activities increasing ▪ Q1 ‘19 tower sections sold up sequentially and up 31% YoY ▪ $1.1M EBITDA, better plant utilization and operational performance Priorities ▪ Diversify tower customer base and grow heavy fabrications business ▪ Cost out to offset margin pressure ▪ Build capabilities and expand capacity for heavy fabrications ▪ Balance trade - off between near - term tower demand spike and longer term diversification focus * Reconciliation to non - GAAP measure included in Appendix 9 356 352 344 387 400 264 126 30 143 201 132 64 188 Q1 16 Q2 16 Q3 16 Q4 16 Q1 17 Q2 17 Q3 17 Q4 17 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 Quarterly Tower Section Sales Capacity

Gearing Q1 2018 Q1 2019 Orders ($M) $15.4 $7.1 Revenue ($M) 8.8 10.0 Operating (Loss)/ Income ($M) (0.6) 1.4 EBITDA* ($M) 0.0 2.0 Q1 Results ▪ Orders down due to surge in O&G orders in 2018, diversification efforts partially offsetting ▪ Revenue up 14% compared to Q1 ‘18, reflecting improved throughput ▪ End market diversification evident in Q1 ▪ EBITDA $2.0M – continued operational improvement Priorities ▪ Continue diversification of customer base ▪ Grow and optimize Gearbox production ▪ Continuous Improvement focused on maintenance and scheduling systems ▪ Optimize first article production process to accommodate increasing demand * Reconciliation to non - GAAP measure included in Appendix 10 0.0 2.0 4.0 6.0 8.0 10.0 12.0 2013 2014 2015 2016 2017 Q1 18 Q2 18 Q3 18 Q4 18 Q1 19 $M Gearing Revenue by Market Oil & Gas Mining Wind Industrial Steel

Process Systems Q1 2018 Q1 2019 Orders ($M) $3.0 $4.4 Revenue ($M) 3.0 3.3 Operating income/(Loss) ($M) (.3) (.3) EBITDA* ($M) .1 (.2) * Reconciliation to non - GAAP measure included in Appendix Q1 Results ▪ Higher orders due to new gas turbine content for an international customer ▪ Revenue up $.3M YoY, reflecting increased order activity ▪ Targeted price adjustments began to positively impact margins on late Q1 sales Priorities ▪ Leverage increasing aftermarket opportunities in the NGT market ▪ Progress Red Wolf customer diversification ▪ Expand share with existing customers ▪ Leverage continuous improvement resources 11 Diverse Gas Turbine Aftermarket New Gas Turbine

BWEN Consolidated Financial Results Q1 Comparison: ▪ S ales across each segment up YoY due to improved tower demand, customer/end market diversification and a rise in steel prices ▪ Gross profit up YoY due to improved productivity and plant utilization ▪ Operating expenses decline below 10% due to leverage ▪ Margin pressure due to steel price escalation ▪ $3.3M EBITDA improvement YoY 12 Q1 18 Q1 19 Total Sales $30.0 $41.7 Gross Profit (.1) 3.5 Gross Profit % (.4%) 8.5% Total Operating Expenses 4.4 4.0 Operating (Loss) (4.5) (.5) % of sales (15.1%) (1.2%) Adj. EBITDA (1.6) 1.7 % of sales (5.3%) 4.1% EPS, Continuing (.32) (.07) $M except as noted otherwise

Operating Working Capital (OWC) ▪ $12.6M increase in operating working capital due to rise in tower production levels ▪ Following the receipt of deposits to support 2019 tower production at 12/31/2018, operating working capital normalizes at 3/31/2019 ▪ Cash conversion cycle progress on track * Operating Working Capital = Trade A/R + Inventories – Trade Payables – Customer Deposits 12/31/18 3/31/19 DSO 59 49 Inv. Turns 4.9 4.6 DPO 38 48 Cash Conv. (days) 16 41 OWC $M 5.0 17.6 OWC* Historical Trend – cents/$ sales OWC* Management 13 $(0.05) $- $0.05 $0.10 $0.15 $0.20

Balance Sheet and Capital Expenditures Capital Expenditures (in Millions) ▪ Cash applied to balance on credit line ▪ $35M credit line had $7.5M of additional availability at quarter - end ▪ Other Assets/Liabilities increase as a result of the adoption of new lease accounting standard (ASC 842) ▪ 2019 capital expenditures ~2 - 3% of sales 14 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 2016 2017 2018 2019 YTD Unfinanced Financed In Millions 12/31/18 3/31/19 Cash Assets $1.2 $0.0 Accounts Receivable 17.5 22.5 Inventory 22.7 32.9 PPE 49.1 48.5 Other 8.7 25.7 Total Assets 99.2 129.6 Accounts Payable 11.6 20.1 Customer Deposits 23.5 17.8 Line of Credit 11.0 22.2 Debt + Finance Leases 3.9 3.5 Other 5.8 23.2 Total Liabilities 55.8 86.8 Equity 43.4 42.8

Q2 Summary and Guidance ▪ Q1 2019: As guided ▪ 2019: Average quarterly revenue >$40M, FY EBITDA ~$8M ▪ Q2 2019: Gears segment continues to perform…rebuilding Towers, but margin pressures remain - Revenue >$40M and EBITDA ~$1.3 - 1.8M 15

Appendix

Consolidated	Three Months Ended March 31,	
	2019	2018
Loss from continuing operations	$ (1,043)	$ (4,811)
Interest Expense	537	299
Income Tax Provision/(Benefit)	12	(27)
Depreciation and Amortization	1,761	2,357
Share-based Compensation and Other Stock Payments	436	428
Restructuring Costs	12	152
Adjusted EBITDA (Non-GAAP)	$ 1,715	$ (1,602)

Process Systems	Three Months Ended March 31,	
	2019	2018
Net Loss	$ (278)	$ (51)
Interest Expense	1	-
Income Tax (Benefit)	(9)	(253)
Depreciation and Amortization	122	387
Share-based Compensation and Other Stock Payments	13	19
Adjusted EBITDA (Non-GAAP)	$ (151)	$ 102

Towers and Heavy Fabrications Segment	Three Months Ended March 31,	
	2019	2018
Net Loss	$ (235)	$ (1,708)
Interest Expense	66	31
Income Tax (Benefit)	(53)	(419)
Depreciation and Amortization	1,095	1,320
Share-based Compensation and Other Stock Payments	165	152
Restructuring Expense	12	152
Adjusted EBITDA (Non-GAAP)	$ 1,050	$ (472)

Corporate and Other	Three Months Ended March 31,	
	2019	2018
Loss from continuing operations	$ (1,830)	$ (2,421)
Interest Expense	387	265
Income Tax Provision/(Benefit)	70	643
Depreciation and Amortization	62	59
Share-based Compensation and Other Stock Payments	166	191
Adjusted EBITDA (Non-GAAP)	$ (1,145)	$ (1,263)

Gearing Segment	Three Months Ended March 31,	
	2019	2018
Net Income/(Loss)	$ 1,300	$ (631)
Interest Expense	83	3
Income Tax Provision	4	2
Depreciation and Amortization	482	591
Share-based Compensation and Other Stock Payments	92	66
Adjusted EBITDA (Non-GAAP)	$ 1,961	$ 31

Broadwind ENERGY 16

Broadwind Energy is a precision manufacturer of structures, equipment & components for clean tech and other specialized applications . www.BWEN.com 17